SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2003

VERISIGN, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-23593 (Commission File Number)	94-3221585 (IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA    94043

(Address of Principal Executive Offices)                                                   (Zip Code)

Registrant’s telephone number, including area code: (650) 961-7500

Item 7:    Financial Statements and Exhibits.

(c)  Exhibits

99.1	Text of press release of VeriSign, Inc. issued on April 24, 2003.

Item 9:    Regulation FD Disclosure (Information Provided Under Item 12 – Results of Operations and Financial Condition).

On April 24, 2003, VeriSign, Inc. (“VeriSign” or the “Company”) announced its financial results for the fiscal quarter ended March 31, 2003 and certain other information. A copy of this press release is attached hereto as Exhibit 99.1.

The information required by Form 8-K, Item 12—Results of Operations and Financial Condition, is being provided under Item 9 pursuant to SEC Release No. 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), VeriSign uses non-GAAP measures of operating results, net income and earnings per share that do not include the following financial measures that are normally included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the write-down of investments, restructuring and other charges and stock-based compensation charges related to acquisitions.

We believe non-GAAP measures enhance an investor’s overall understanding of our current financial performance and our prospects for the future by excluding expenses and other items that in management’s view are not indicative of our core operating results. VeriSign’s management reviews these non-GAAP measures when assessing the performance of its ongoing operations and for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The non-GAAP measures included in our press release have been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our quarterly earnings releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date:	April 24, 2003	By:	/S/ JAMES M. ULAM
James M. Ulam Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Text of press release of VeriSign, Inc. issued on April 24, 2003.